Exhibit 23(b)(2)


                               SECOND AMENDED AND

                                RESTATED BY-LAWS

                                       OF

                                 GAM FUNDS, INC.


BY-LAW ONE:       OFFICES

         ARTICLE 1.1. OFFICES. GAM Funds, Inc. (the "Fund") shall maintain a principal office in the State of Maryland as required by law. The Fund may also have an office or offices at such other place or places, within or without the State of Maryland, as the Board of Directors may from time to time designate.

BY-LAW TWO:       STOCKHOLDERS

         ARTICLE 2.1. PLACE OF MEETINGS. All meetings of the stockholders shall be held at such place within the United States, whether within or outside the State of Maryland, as the Board of Directors shall determine, which shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

         ARTICLE 2.2. ANNUAL MEETING. No annual meeting of the stockholders of the Fund shall be held unless required by applicable law or otherwise called by the Board of Directors.

         ARTICLE 2.3. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by resolution of the Board of Directors or by the President. Business transacted at special meetings shall be confined to the subjects stated in such call.

         ARTICLE 2.4. NOTICE. Written notice of every meeting of stockholders, stating the time when and the place where it is to be held, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be served, either personally or by mail, not less than ten nor more than ninety days before the meeting, upon each stockholder as of the record date fixed for the meeting and who is entitled to vote at such meeting. If mailed (1) such notice shall be directed to a stockholder at his address as it shall appear on the books of the Fund (unless he shall have filed with the Transfer Agent of the Fund a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the

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address  designated in such request) and (2) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid. Irregularities in the notice or in the giving thereof, as well as the accidental omission to give notice of any meeting to, or the non-receipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

         ARTICLE 2.5. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present or represented, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         ARTICLE 2.6. VOTE OF THE MEETING. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is required by express provisions of law, the Articles of Incorporation or these By-Laws, in which case express provisions shall govern and control the decision of such question. At any meeting of stockholders held for the election of directors, a plurality of all the votes cast shall be sufficient to elect a director.

         ARTICLE 2.7. PROXIES. Every proxy must be executed in writing by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns, unless otherwise provided therein. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity or proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

         ARTICLE 2.7(I). PROXY VOTING BY ELECTRONIC MEANS. Proxy dissemination and voting is permitted and authorized by any electronic or telecommunications devices, or in any other similar manner, to the fullest extent permitted under Maryland law.

         ARTICLE 2.8. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting is (i) a consent in writing, setting forth such action, is signed by all the stockholders entitled

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to vote on the subject matter thereof and (ii) any other  stockholders  entitled to notice of a meeting of stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action and such consent and waiver are filed with the records of stockholder meetings.

BY-LAW THREE:     DIRECTORS

         ARTICLE 3.1. SIZE OF BOARD OF DIRECTORS. The Board of Directors shall consist of not less than three nor more than fifteen directors, all of whom shall be of full age. A majority of the entire Board of Directors may alter the number of directors within the aforementioned limits, but such action shall not affect the tenure of office of any director. Directors shall be elected as required by applicable law, and each director shall serve until his successor is duly qualified. Directors need not be stockholders. If the number of directors is increased, the additional directors may be elected by a majority of the entire Board of Directors, except as otherwise provided by law, and shall serve until their successors are duly qualified.

         ARTICLE 3.2. VACANCIES. Except as otherwise provided by law, if the office of any director or directors becomes vacant for any reason (other than increase in the number of places on the Board as provided in Article 3.1 herein), the majority of the remaining directors, whether or not sufficient to constitute a quorum, may fill a vacancy on the Board of Directors by a majority vote, and the successor or successors shall hold office, and serve until a successor or successors qualify.

         ARTICLE 3.3. MAJORITY TO BE ELECTED BY STOCKHOLDERS. If at any time less than a majority of the directors in office shall consist of directors elected by stockholders, or if a majority of the directors holding office at the beginning or any twelve month period shall have died, resigned or otherwise vacated their office, a meeting of the stockholders shall be called within sixty days for the purpose of electing an entire new Board of Directors (unless the Securities and Exchange Commission shall by order extend such period), and the terms of office of the directors then in office shall terminate upon the election and qualification of such new Board of Directors.

         ARTICLE 3.4. POWERS OF THE BOARD OF DIRECTORS. The business of this Fund shall be managed under the direction of its Board of Directors, which may exercise all such powers of the Fund and do all such lawful acts and things as are not required by law, by the Articles of Incorporation or by these By-Laws to be exercised or done by the stockholders.

         ARTICLE 3.5. PLACES OF MEETINGS. The directors may hold their meetings at the principal office of the Fund or at such other places, either within or without the State of Maryland, as they may from time to time determine.


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         ARTICLE  3.6.  REGULAR  MEETINGS.  Regular  meetings  of the  Board  of
Directors may be held without notice at such date and time as shall from time to time be determined by resolution of the Board of Directors.

         ARTICLE 3.7. SPECIAL MEETINGS. Notice of the place and time of every special meeting of the Board of Directors shall be served on each director or sent to him by telegraph or by mail, or by leaving the same at his residence or usual place of business, at least one day before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the Fund, with postage thereof prepaid. Special meetings will be called by the President or Secretary, in a like manner, on the written request of two directors.

         ARTICLE 3.8. QUORUM. At all meetings of the Board of Directors the presence of one-third of the entire number of directors then in office (but not less than two directors) shall be necessary to constitute a quorum and sufficient for the transaction of business, and any act of a majority present at a meeting, at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         ARTICLE 3.9. INFORMAL ACTION BY DIRECTORS AND COMMITTEES. Any action required or permitted to be taken at any meeting of the Board of Directors or any Committee of the Board of Directors may, except as otherwise required by law, be taken without a meeting if a written consent to such action is signed by all members of the Board of Directors, or of such Committee, as the case may be, and filed with the minutes of the proceedings of the Board of Directors or of such Committee. Subject to the Investment Company Act of 1940, as amended, members of the Board of Directors or a Committee thereof may participate in a meeting by means of a conference telephone or similar communications equipment, providing all persons participating in the meeting can hear each other at the same time.

         ARTICLE 3.10. EXECUTIVE COMMITTEE. There may be an Executive Committee of two or more directors appointed by the Board of Directors who may meet at stated times or on notice given to all by any of their own number. The members of the Executive Committee shall consult with and advise the officers of the Fund in the management of its business and exercise such powers of the Board of Directors as may be lawfully delegated by the Board of Directors. The members of the Executive Committee present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member. Vacancies shall be filled by the Board of Directors at any regular or special meeting. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         ARTICLE 3.11. OTHER COMMITTEES. The Board of Directors may appoint other committees which shall in each case consist of such number of members (not less than two), and shall have and may exercise, to the extent permitted by law, such powers, as the Board of Directors may determine in the resolution appointing them. A majority of all members of any such committee may determine its action, and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The members of any such Committee present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member. The Board of Directors shall have power at any time to change the members and, to the extent permitted by law, the powers of any such committee, to fill vacancies, and to discharge any such committee. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

         ARTICLE 3.12. COMPENSATION OF DIRECTORS. The directors may be paid, by resolution of the Board of Directors, their expenses, if any, of attendance at each meeting of the Board of Directors. A director may be paid, by resolution of the Board of Directors, a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director, or both such fixed sum and stated salary, in such amounts as are determined by the Board of Directors. No such payment shall preclude any director from serving the Fund in any other capacity and receiving compensation therefor. Members of committees may be paid, by resolution of the Board of Directors, like compensation for attending committee meetings.

         ARTICLE 3.13. REMOVAL OF DIRECTORS. At any meeting of the stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of such removed director or directors.

BY-LAW FOUR:      OFFICERS

         ARTICLE 4.1. OFFICERS. The officers of the Fund shall consist of a President, one or more Vice-Presidents (any of whom may be designated a Senior Vice President), a Secretary and a Treasurer. Any two of the aforesaid offices, except those of a President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers.

         ARTICLE 4.2. APPOINTMENT OF OFFICERS. The directors shall appoint from their number a President, and shall also choose the other officers who need not be members of the Board of Directors.

         ARTICLE 4.3. SALARIES OF OFFICERS. The salaries of all officers of the Fund shall be fixed by the Board of Directors.

         ARTICLE 4.4. ADDITIONAL OFFICERS. The officers of the Fund shall be determined by the Board of Directors. The Board of Directors, at any regular or special meeting, may appoint such other officers and agents as it shall deem necessary who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

         ARTICLE 4.5. TERM, REMOVAL, VACANCIES. The officers of the Fund shall hold office for one year and until their successors are duly chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

         ARTICLE 4.6. PRESIDENT. The President (who may also be President of the Fund's investment manager) shall preside at meetings of the stockholders and of the Board of Directors unless the directors elect a Chairman of the Board, in which event the President shall only preside in the absence of the Chairman. The President shall be in charge of the management of the business of the Fund and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         ARTICLE 4.7. VICE-PRESIDENTS. The Vice President (who may also be an officer or director of the Fund's investment manager), in the absence or disability of the President, shall perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

         ARTICLE 4.8. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Fund and shall deposit all moneys and other valuable effects in the name and to the credit of the Fund in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Fund as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Fund.

         If required by the Board of Directors, the Treasurer shall give the Fund a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Fund, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Fund.

         ARTICLE 4.9. SECRETARY. The Secretary shall attend meetings of the stockholders and of the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee (if any) of the Board when required. He shall give or cause to be given notice of all meetings of stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors. He shall keep in safe custody the seal of the Fund and affix it to any instrument when authorized by the Board of Directors.

         ARTICLE 4.10. ASSISTANT OFFICERS. Notwithstanding anything express or implied to the contrary in the foregoing provisions of By-Law Four, the President at any time may appoint any Assistant Vice Presidents and, if not previously appointed by the Board of Directors, an Assistant Secretary and an Assistant Treasurer, as he shall deem necessary. Such officers as are appointed by the President pursuant to the authority conferred hereby are hereinafter collectively referred to as "Assistant Officers."

         A. Assistant Officers shall hold office for such time as determined by the President and may be removed at any time by the President or the Board of Directors.

         B. The duties of Assistant Officers shall be as follows:

         (1) The Assistant Vice President shall have such duties as the President or Board of Directors shall prescribe.

         (2) The Assistant Treasurer shall assist the Treasurer and act in the Treasurer's behalf at the direction of the Treasurer or whenever the Treasurer shall be unavailable to act and shall have such other duties as the President or Board of Directors shall prescribe.

         (3) The Assistant Secretary shall assist the Secretary and act in the Secretary's behalf at the direction of the Secretary or whenever the Secretary shall be unavailable to act and have such other duties as the President or Board of Directors shall prescribe.

BY-LAW FIVE:      GENERAL PROVISIONS

         ARTICLE 5.1. WAIVER OF NOTICE. Whenever the stockholders or the Board of Directors are authorized by law, the Articles of Incorporation or these By-Laws, to take any action after notice, such notice may be waived, in writing, before or after the holding of the meeting, by the person or persons entitled to such notice or, in the case of a stockholder, by his attorney duly authorized thereunto.


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         ARTICLE 5.2.  CHECKS.  All checks or demands for money and notes of the
Fund shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         ARTICLE 5.3. FISCAL YEAR. The fiscal year of the Fund shall be determined by resolution of the Board of Directors.

         ARTICLE 5.4. SEAL. The seal of the Fund shall be circular in form and contain the name of the Fund, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

BY-LAW SIX:       CERTIFICATES OF STOCK

         ARTICLE 6.1. CERTIFICATES OF STOCK OR BOOK SHARES. The certificates of stock of the Fund shall be numbered and entered in the books of the Fund as they are issued. They shall exhibit the holder's name and the number of whole shares and shall be signed by the President or a Vice-President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the corporate seal. Such seal may be a facsimile, engraved or printed. Where any such certificate is signed by a Transfer Agent or by a Registrar, the signatures of any such officer may be a facsimile, engraved or printed. In case any of the officers of the Fund whose manual or facsimile signature appears on any stock certificate delivered to a Transfer Agent of the Fund shall cease to be such officer prior to the issuance of such certificate, the Transfer Agent may nevertheless countersign and deliver such certificate as though the person signing the same or whose facsimile signature appears thereon had not ceased to be such officer, unless written instructions of the Fund to the contrary are delivered to the Transfer Agent.

         Notwithstanding the foregoing, the issue of whole and/or fractional shares of the Fund's stock may be in all respects validly effected and evidenced for all purposes without certificates by means of book entries recorded and maintained by the Fund's Transfer Agent in the Fund's stock register.

         ARTICLE 6.2. LOST CERTIFICATES. The Board of Directors, President, Treasurer or Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Fund and alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors, President, Treasurer or Secretary may, as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it or they shall require and/or give the Fund a bond in such

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sum and with  such  surety or  sureties  as it or they may  direct as  indemnity against any claim that may be made against the Fund with respect to the certificate alleged to have been lost or destroyed.

         ARTICLE 6.3. TRANSFER OF STOCK. Upon surrender to the Fund or the Transfer Agent of the Fund of a certificate of stock or stock power or letter of instructions duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Fund to issue a new certificate to the person entitled thereto, or to record such transfer as book shares upon the Fund's stock register and in the name of such person, and to cancel the old certificate. Every such transfer of stock shall be entered in the stock book of the Fund.

         ARTICLE 6.4. REGISTERED HOLDER. The Fund shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

         ARTICLE 6.5. RECORD DATE. The Board of Directors may fix a time not less than ten nor more than ninety days prior to the date of any meeting of stockholders, or prior to the date of any meeting of stockholders, or prior to the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose without a meeting, as the time as of which stockholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all persons who were holders of record of voting stock at such time and no other shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may also fix a time not exceeding ninety days preceding the date fixed for the payment of any dividend or the making of any distribution, or for the delivery of evidences of rights, or evidences of interests arising out of any change, conversion or exchange of capital stock, as a record time for the determination of the stockholders entitled to receive any such dividend, distribution, rights or interests.

         ARTICLE 6.6. STOCK LEDGER. The Fund shall maintain at the office of its Transfer Agent an original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

BY-LAW SEVEN:     ANNUAL STATEMENT

         ARTICLE 7.1. ANNUAL STATEMENT. The President or a Vice-President or Treasurer shall prepare, or cause to be prepared, annually a full and correct statement of the affairs of the Fund, including a balance sheet and a financial statement of

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operations for the preceding fiscal year, which shall be submitted at the annual meeting and shall be filed within twenty days thereafter at the principal office of the Fund in the State of Maryland.

BY-LAW EIGHT:     AMENDMENTS

         ARTICLE 8.1. BY DIRECTORS. The directors shall have the power by majority vote of the entire Board of Directors at any meeting thereof to make, adopt, alter or repeal any By-Law without the approval of the stockholders.

BY-LAW NINE:      INDEMNIFICATION

         ARTICLE 9.1. INDEMNIFICATION OF DIRECTORS AND OFFICERS. The Fund shall indemnify its directors to the fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Fund shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Fund shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Fund as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the extent consistent with law. The indemnification and other rights provided by this By-Law shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person. This By-Law shall not protect any such person against any liability to the Fund or any stockholder thereof to which such person would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

         ARTICLE 9.2. ADVANCES. Any current or former director of the Fund seeking indemnification within the scope of this By-Law shall be entitled to advances from the Fund for payment of the reasonable expenses incurred by him in connection with the matter as to which he is seeking indemnification in the manner and to the fullest extent permissible under the Maryland General Corporation Law. The person seeking indemnification shall provide to the Fund a written affirmation of his good faith belief that the standard of conduct necessary for indemnification by the Fund has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Fund for his undertaking; (b) the Fund is insured against losses arising by reason of the advance; or (c) a majority of a quorum of directors of the Fund who are neither "interested persons" as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the proceeding ("disinterested non-party directors"), or independent legal counsel, in a written opinion, shall have determined, based on a review of facts readily available to the Fund at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.

         ARTICLE 9.3. PROCEDURE. At the request of any person claiming indemnification under this By-Law, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the Maryland General Corporation Law, whether the standards required by this By-Law have been met. Indemnification shall be made only following: (a) a final decision on the merits by a court or other body before whom the proceeding was brought that the person to be indemnified was not liable by reason of disabling conduct or (b) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the person to be indemnified was not liable by reason of disabling conduct by (i) the vote of a majority of a quorum of disinterested non-party directors or (ii) an independent legal counsel in a written opinion.

         ARTICLE 9.4. INDEMNIFICATION OF EMPLOYEES AND AGENTS. Employees and agents who are not officers or directors of the Fund may be indemnified, and reasonable expenses may be advanced to such employees or agents, as may be provided by action of the Board of Directors or by contract, subject to any limitations imposed by the Investment Company Act of 1940.

         ARTICLE 9.5. OTHER RIGHTS. The Board of Directors may make further provision consistent with law for indemnification and advance of expenses to directors, officers, employees and agents by resolution, agreement or otherwise. The indemnification provided by this By-Law shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking indemnification may be entitled under any insurance or other agreement or resolution of stockholders or disinterested directors or otherwise.

         ARTICLE 9.6. AMENDMENTS. References in this By-Law are to the Maryland General Corporation Law and to the Investment Company Act of 1940 as from time to time amended. No amendment of these By-Laws shall affect any right of any person under this By-Law based on any event, omission or proceeding prior to the amendment.